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                                                                    EXHIBIT 99.1

       CERTIFICATION OF CO-CHIEF EXECUTIVE OFFICERS UNDER 18 U.S.C. ss.1350

         We, William R. Cruz and Ralph L. Cruz, Co-Chairmen of the Board and Co-Chief Executive Officers of TradeStation Group, Inc., hereby certify, to our respective knowledge:

                  (1) that the Quarterly Report on Form 10-Q of TradeStation Group, Inc. for the quarterly period ended on June 30, 2002 filed with the Securities and Exchange Commission on August 2, 2002 at File No. 0-31049 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

                  (2) that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of TradeStation Group, Inc.

         The foregoing certification is being furnished solely pursuant to 18 U.S.C. ss.1350 and is not being filed as part of the Report or as a separate disclosure document.



August 9, 2002                         /s/ William R. Cruz
--------------                         -----------------------------------------
Date                                   William R. Cruz
                                       Co-Chairman of the Board
                                       and Co-Chief Executive Officer



August 9, 2002                         /s/ Ralph L. Cruz
--------------                         -----------------------------------------
Date                                   Ralph L. Cruz
                                       Co-Chairman of the Board
                                       and Co-Chief Executive Officer